SECOND AMENDMENT TO PROCESSING AGREEMENT

               THIS AMENDMENT TO PROCESSING AGREEMENT (this "Amendment") is made and entered into effective as of the 30th day of November, 1995, by and between PEREGRINE PREMIUM FINANCE L.C., a Texas limited liability company (hereinafter referred to as "Peregrine"), and HALLMARK FINANCE CORPORATION, a Texas corporation (hereinafter referred to as "Hallmark"), and joined herein by AMERICAN HALLMARK GENERAL AGENCY, INC.

               WHEREAS, the parties hereto have entered into that certain Processing Agreement dated as of January 1, 1995, as amended by that certain Amendment to Processing Agreement dated as of January 1, 1995 (the "Processing Agreement"); and

               WHEREAS, as a result of financing obtained by Peregrine from Bank One, Texas, N.A., the parties desire to increase Peregrine's capital commitment under the Processing Agreement from $10,500,000 to $13,500,000; and

               WHEREAS, the parties hereto desire to enter into this Amendment to reflect the aforesaid increased capital commitment on the part of Peregrine;

               NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               1. Paragraph 4(b) of the Processing Agreement is hereby amended to read in its entirety as follows:

               "Peregrine will have available for use in funding Notes its own money, whether such money represents member's equity or debt of Peregrine to its Lender or one or more of its members or otherwise (herein called 'Capital'), in an amount not less than $13,500,000. If, at any time and from time to time during the existence of this Agreement, Hallmark desires to obtain funding for Notes in a total amount that would require Peregrine's Capital commitment to exceed $13,500,000, then Hallmark will give to Peregrine written notice (the "Notice") of such fact, of the amount of Notes Hallmark desires to have funded hereunder and of the extra Capital required of Peregrine to fund such Notes, at least 30 days prior to the date (the 'Funding Date') Hallmark desires to obtain such excess funding. Peregrine will, within 15 days of receipt of the Notice, give to Hallmark written notice of whether it will provide all or any part, or none, of the additional Capital funding over and above $13,500,000 requested by Hallmark. If Peregrine elects to provide all or any part of the additional Capital, it shall provide such Capital on or before the Funding Date. If Peregrine gives notice that it does not elect to provide all of such additional Capital or if Peregrine gives Hallmark no notice whatsoever, then Hallmark shall be entitled to sell, itself finance, obtain third-party financing for, or otherwise deal with such premium finance notes for policies of insurance produced by Brokers through State and County;

               provided that any such third-party financing or financing provided by Hallmark itself shall not be in an amount greater than the amount of premium finance notes with respect to which funding was requested in the Notice. If in such event Hallmark does sell, itself finance, obtain third-party financing for, or otherwise deal with such premium finance notes, Peregrine agrees to transfer Unfunded Notes (as hereinafter defined) as provided in paragraph 4(e) below and to use its best efforts to obtain a release by Peregrine's Lender of any lien or security interest claimed by it in premium finance notes not funded in whole or in part by Peregrine's Lender. The parties acknowledge that Peregrine may obtain financing from a Lender in order to fulfill Peregrine's Capital commitment hereunder. In the event that Peregrine obtains such financing, Hallmark will abide by any requirements imposed upon Peregrine by its Lender in connection with such financing, including, without limitation, any requirements regarding the delivery of possession to Lender of Notes in which it has a security interest."

               2. Except as amended hereby, the Processing Agreement is ratified, approved and confirmed in all respects.

               3. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Processing Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        PEREGRINE PREMIUM FINANCE L.C.



          Date:________________         By:___________________________
                                        Its:__________________________

                                        HALLMARK FINANCE CORPORATION



          Date:________________         By:___________________________
                                        Its:__________________________

                                    AMERICAN HALLMARK GENERAL AGENCY, INC.

          Date:________________         By:___________________________
                                        Its:__________________________